Exhibit 15




Board of Directors and Stockholders
Aon Corporation


We are aware of the incorporation by reference in this Registration Statement of Aon Corporation for the registration of 12,633,154 shares of its common stock of our report dated May 5, 1998 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation that are included in its Form 10-Q for the quarter ended March 31, 1998.



                                                           /S/ ERNST & YOUNG LLP

                                                           ERNST & YOUNG LLP




Chicago, Illinois
May 28, 1998